Exhibit 10.55

LOAN SUBSCRIPTION AGREEMENT

TO: VOICE MOBILITY INC.

RE: Sale of Units of Voice Mobility Inc.

Details of Subscription

The undersigned (the "Lender") hereby irrevocably agrees to lend to Voice Mobility Inc. (the "Company"), subject to the terms and conditions set forth in this loan subscription agreement (the "Agreement"), that principal amount as set forth below, and receives for such loan a unit (the "Unit") that consists of a promissory note (the "Note") issued by the Company for the full amount of the Subscription Funds and a non-transferable share purchase warrant (the "Warrant") issued by Voice Mobility International, Inc. ("VMII"). VMII has agreed to guarantee the repayment of the amount outstanding under the Note. The terms of the Note and the Warrant are in the form attached as Schedules C and D attached hereto. The Note and the Warrant are collectively referred to as the "Securities".

The particulars of this offering and other terms and conditions applicable thereto are set out in Schedule "A" to this Agreement. Certain representations and warranties to be made by the Lender so that the Company can ensure compliance with applicable securities laws are set out in Schedules "B" and "F" to this Agreement. The terms of the appointment of an agent to act on behalf of the Lenders with respect to the guarantee granted to the Lender shall be set out in Schedule "H" to this Agreement. Each such schedule (and all attachments and appendices thereto) forms a part of this Agreement and the Lender should review each carefully.

Principal Amount subscribed: Cdn.$ ________ (the "Subscription Funds")
EXECUTION BY LENDER
_____________________________________________ Signature of Individual Lender or Authorized Signatory of Lender (if Lender is not an individual)	_____________________________________________ Name of Lender
_____________________________________________ Name(s) of Beneficial Owner(s)
_____________________________________________ Signature of Witness _____________________________________________ Print/Type Name of Witness

_____________________________________________
Address of Lender

_____________________________________________

_____________________________________________
Name of Contact Person, if Lender not an individual

_____________________________________________
Telephone Number of Lender or Contact Person

_____________________________________________
Facsimile Number of Lender or Contact Person

Executed by the Lender this __________ day of _________________, 2003.

Please complete the following section if you require the certificate(s) representing the Securities to appear in the name of an intermediary, such as your broker or RRSP, or require the certificate(s) to be delivered to an address other than that shown above.
REGISTRATION INSTRUCTIONS	DELIVERY INSTRUCTIONS
_____________________________________________ Name to appear on certificate(s)	_____________________________________________ Name and account reference, if applicable
_____________________________________________ Account reference, if applicable	_____________________________________________ Contact Person
_____________________________________________ Address of Intermediary _____________________________________________	_____________________________________________ Address for Delivery _____________________________________________
_____________________________________________ Telephone Number of Contact Person

ACCEPTANCE

The foregoing is accepted by the Company as of the ____ day of _______________, 2003.

VOICE MOBILITY INC.

Per:

VOICE MOBILITY INTERNATIONAL, INC.

Per:

SCHEDULE "A"

TERMS OF OFFERING

This is Schedule "A" to the loan subscription agreement (the "Agreement") relating to the purchase of Units. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement.

In consideration of the covenants and agreements herein, and one payment of one dollar made by each party to the other, the receipt and sufficiency of which is acknowledged by each party, the parties agree as follows:

1. Offering

1.1 The Notes subscribed for hereunder form part of an offering (the "Offering") of promissory notes in the aggregate principal amount of up to Cdn.$500,000. All dollar amounts are Canadian dollars except where indicated otherwise. There is no minimum subscription amount.

2. Definitions

2.1 In this Agreement and the schedules to this Agreement, the defined terms set out on the first page of the Agreement shall apply and, unless the context otherwise requires:

(a) "Agent" means William H. Laird, acting as agent for the benefit of the Lenders under the Guarantee;

(b) "Business Day" means any day except Saturday, Sunday or a statutory holiday in Vancouver, British Columbia;

(c) "Claim" means any claim of any nature whatsoever including any demand, cause of action, suit or proceeding;

(d) "Closing Date" means on or about September 9, 2003 or such other date as the Lender and the Company may agree;

(e) "Closing Time" means 10:00 a.m. (Vancouver time) on the Closing Date or such other time on the Closing Date as the Lender and the Company may agree;

(f) "Exemptions" means applicable exemptions from the registration and prospectus or equivalent requirements of the Securities Laws in the Qualifying Provinces;

(g) "Guarantee Agreement" means the guarantee agreement entered into between the Guarantor and the Agent;

(h) "Guarantor" means VMII;

(i) "Holders" means the Lenders and all other Persons from time to time holding any of the Notes;

(j) "Lenders" means those persons who subscribe for the Units under the Offering;

(k) "Loss" means any loss whatsoever, whether direct or indirect, including expenses, costs, damages, judgments, penalties, awards, assessments, fines and all fees, disbursements and expenses of counsel, experts and consultants;

(l) "Person" means an individual, corporation, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative;

(m) "Qualifying Provinces" means the province of British Columbia and certain offshore jurisdictions outside of Canada "Qualifying Province" means, as the context requires, any one of the Qualifying Provinces;

(n) "Required Holders" means, at any time, Holders which are then in compliance with their obligations hereunder (as determined by the Agent) and holding Notes representing more than 50% of the aggregate outstanding principal amount of all outstanding Notes;

(o) "Securities Laws" means the securities laws, regulations and rules, and the policies and written interpretations of, and multi-lateral or national instruments adopted by, the Securities Regulators of all of the Qualifying Provinces or, as the context may require, any one or more of the Qualifying Provinces;

(p) "Securities Regulators" means the securities commissions or other securities regulatory authorities of all of the Qualifying Provinces or the relevant Qualifying Province as the context so requires;

(q) "Transaction Documents" means this Loan Agreement and the Guarantee Agreement; and

(r) "VMII" means Voice Mobility International Inc.

3. Terms of the Loans

3.1 Notes. The Company will issue to the Lender, as evidence of the indebtedness, a Note in the form attached as Schedule D for the amount disbursed.

3.2 Warrants. VMII will issue to the Lender, a Warrant in the form attached as Schedule "E" that entitles the holder to purchase one common share of VMII for each $0.86956 of the Subscription Funds advanced to the Company by the Lender. Each Warrant will entitle the Lender, upon the Lender giving 61 days notice to VMII of intention to exercise the Warrant, to subscribe for one common share of VMII (the "VMII Share") at a price of Cdn. $0.425 per VMII Share at any time up to 5:00 p.m. local time in Vancouver, BC on the fifth anniversary of the Closing Date, subject to the right of call of VMII as set out in section 3.4 below.

3.3 If at any time while this Warrant is outstanding International undertakes a consolidation of its share capital (the "Consolidation"), the parties agree that the holder shall be entitled to request International adjust (the "Adjust" or "Adjustment") the exercise price of the Warrant on the following basis. The holder will only be entitled to request this Adjustment in the following circumstances. If the closing price of International's shares on the third trading day after the shares return to trade subsequent to a Consolidation is less than the closing price of International's shares on the last trading day immediately prior to the Consolidation being implemented multiplied by the Consolidation ratio, then the holder may request the Adjustment. As an example, if the closing price on the day prior to the Consolidation price being implemented was $0.50 and the Consolidation ratio was 3:1, then the holder will be entitled to request Adjustment if, on the third trading day after the Consolidation the closing price of International's shares is less than $0.50 times 3 = $1.50. International will agree to adjust the exercise price of these Warrants by the same percentage erosion in the share price. Again, as an example, if the closing price on the third day, using the example above, was $1.35, the price erosion (the "Erosion") was $0.15 or 10%. In such case the exercise price of the Warrants would be adjusted as follows. The current exercise price is $0.425 per share. After a Consolidation of 3:1, the exercise price would be adjusted to $1.275. Then, the exercise price would be adjusted down by 10%, or $0.1275, from $1.275 to $1.1475, to reflect the Erosion. This Adjustment provision is subject to the following limitations:

(a) The holder will be entitled to elect to do this only once during the life of the Warrant.

(b) The Adjustment will not be made in the event that International makes an announcement during the three day period that could be reasonably be perceived to have caused the Erosion in the share price.

(c) The Adjustment is subject to the approval of the Toronto Stock Exchange. In the event that the Toronto Stock Exchange does not approve the Adjustment, International will not be required to make the Adjustment. International is obliged to make an application to the Toronto Stock Exchange if requested by the holder and to use it best interests to pursue such application.

3.4 Warrant - Right of Call. VMII has the right on thirty (30) days written notice (the "Notice") to require the holder of the Warrant to exercise the Warrant so long as the closing price of the common shares of VMII on The Toronto Stock Exchange equals or exceeds Cdn.$1.275 per share for at least thirty consecutive trading days prior to the date of the Notice. The Warrants will terminate on the date that is 120 days from the date of the Notice in the event that the Lender does not exercise the Warrant.

3.5 VMII agrees to file a registration statement with the United States Securities and Exchange Commission in connection with the registration of the resale of the VMII Shares within 90 days of the Closing Date, if requested in writing (the "Notice") by all Lenders under the Offering. If VMII is required to file a registration statement and does not file the registration statement within 90 days of the Notice, VMII will incur a penalty by reducing the exercise price of the Warrant by 15%.

3.6 Acceptance by the Company of Offer to Purchase. The acceptance by the Company of the Lender's irrevocable subscription to purchase the Units as contemplated by this Agreement shall constitute an agreement by the Company with the Lender that the Lender shall have, in respect of such Units, the benefits of the representations, warranties and covenants of the Company contained in the Agreement.

3.7 Guarantee. In the event that the Company does not pay the amount owing under the Note to the Lender when due, or on demand of the Lender where the Lender is permitted to make such demand, the Agent will make demand of VMII under the Guarantee Agreement to pay to the Agent an amount necessary to allow the Agent to make the required payment to the Lender.

4. Covenants of the Company

4.1 The Company hereby covenants and agrees to use its reasonable best efforts to promptly comply with all filing and other requirements under the Securities Laws.

5. Closing of Purchase

5.1 The Lender acknowledges and agrees that the closing of the Offering will be completed at the Closing Time at such location as the Lender and the Company may agree.

5.2 The Lender will deliver to the Company at the Closing Time:

(a) this Agreement fully executed;

(b) the Exemptions to be relied upon by the Company attached as Schedule "F", fully executed;

(c) the Toronto Stock Exchange Questionnaire attached as Schedule "G", fully executed;

(d) the Lender's Agent Agreement attached hereto as Schedule "H", fully executed ;

(e) the Subscription Funds.

5.3 The completion of the subscription contemplated under this Agreement shall occur on a date (the "Closing Date") chosen by the Company. On or within two business days of the Closing Date, the Company shall cause to be delivered to the Lender (as per the "Delivery Instructions" on the first page of this Agreement), certificates representing the Note and the Warrant comprising the Unit. Upon doing so, the Company shall be entitled to retain the Subscription Funds as full payment for the Securities to be issued pursuant to this Agreement without any further instructions from, or notice to, the Lender of any kind whatsoever.

6. Payment and Delivery

6.1 Subscription Funds shall be delivered to the Company by certified cheque, bank draft or solicitors trust cheque payable to the Company, 100-4190 Lougheed Highway, Burnaby, British Columbia, V5C 6A8. Alternatively, the Lender may wire transfer the Subscription Funds to the Company, c/o HSBC Bank Canada, 1578 Marine Drive, West Vancouver, British Columbia V7V 1H8, Transit Number: 10510 (Account Number: 252885-001), or to the Company directly. Please ensure that the wire instruction sheet contains the following statement: "Subscription Funds - [insert name of Lender] re: Voice Mobility Inc., or the funds will be returned to the sender." The Company may treat the Subscription Funds as a non-interest bearing loan and may use the Subscription Funds prior to this subscription being accepted by the Company.

6.2 The Company, may for any reason, at any time before it executes this Agreement, terminate this offering of securities, and, upon termination, the Company will return the Subscription Funds to the Purchaser without interest or deduction.

7. Resale Restrictions

7.1 The Lender acknowledges and agrees that the Note will be subject to such trade restrictions as may be imposed by operation of applicable Securities Laws and that the Company may be required to legend the certificates representing such securities with those restrictions. This will prevent the Lender from reselling these securities except in very limited circumstances. In this regard, the Lender acknowledges that such trade restrictions provide that the Lender must hold and not sell, transfer or in any manner dispose (collectively, the "Disposition") of the securities before the earlier of the date that is 12 months and a day after the Company:

(a) becomes a reporting issuer in the Canadian province in which the Lender is resident; or

(b) first becomes a reporting issuer in Alberta, British Columbia, Manitoba, Nova Scotia, Ontario, Quebec or Saskatchewan and a SEDAR filer,

unless the Disposition is made in accordance with all applicable Securities Laws. The Lender further acknowledges and agrees that it is the Lender's obligation to comply with the trade restrictions in all of the applicable jurisdictions and the Company offers no advice as to those trade restrictions except as provided for herein. The Lender further acknowledges that it may never be able to resell these securities.

7.2 The Lender acknowledges and agrees that the Warrants comprising the Units and any VMII Shares acquired on the exercise of the Warrants will be subject to such trade restrictions as may be imposed by operation of applicable Securities Laws and applicable US securities laws, and the certificates representing the Warrants and any VMII Shares acquired on the exercise of the Warrants will bear such legends as may be required by applicable Securities Laws and by the rules and policies of the Toronto Stock Exchange. The Lender further acknowledges and agrees that it is the Lender's obligation to comply with the trade restrictions in all of the applicable jurisdictions and the Lender's obligation to comply with the trade restrictions except as provided for herein. In this regard, the Lender acknowledges that such trade restrictions provide that the Lender must hold and not sell, transfer or in any manner dispose (collectively, the "Disposition") of the Warrants or any VMII Shares acquired on the exercise of the Warrants in British Columbia prior to midnight on the four month anniversary of the Closing Date, unless the Lender has obtained the prior written consent of the TSX to the Disposition and unless the Disposition is made in accordance with all applicable Securities Laws. The Lender further acknowledges to the Company that this paragraph constitutes sufficient notice of the applicable hold periods.

8. U.S. Requirements

8.1 The issuance of the Warrants that form part of the Units is limited to Lenders who are "Accredited Investors," as defined in Rule 501 of Regulation D under the U.S. Securities Act of 1933 (the "U.S. Securities Act") or to non-"U.S. Persons", as defined in Regulation S under the U.S. Securities Act. An Accredited Investor is one who meets any of the requirements set forth below. In order to establish the qualification of the Lender to invest in the Units, the information in paragraph B of Schedule "G" below must be supplied.

8.2 The Lender represents and warrants to the Company and VMII that the Lender falls within the category or categories marked in paragraph B of Schedule "G".

8.3 For non -"U.S. Persons" (as defined in Regulation S under the U.S. Securities Act ("Regulations")" the offer and sale of Warrants has been made, and the issuance of the VMII Shares will be made, in reliance upon Regulation S or Regulation D under the U.S. Securities Act. Therefore the Warrants, as well as any such VMII Shares (unless issued pursuant to an effective registration statement filed with regard to the issuance of the VMII Shares), will be "restricted securities" and as such may be resold or otherwise transferred only in accordance with Regulation S or pursuant to a registration under the U.S. Securities Act or an exemption from the registration requirements of the U.S. Securities Act. Regulation S requires that, for a period of one (1) year following the Closing Date, no offer or sale of a Warrant or VMII Share issued in reliance on Regulation S may be made to a U.S. Person (which has the meaning ascribed to that term in Regulation S) or for the account of a U.S. Person. Regulation S also requires that each Warrant (and each VMII Share issued prior to the effectiveness of any registration statement filed with regard to the issuance of the VMII Shares) bear a legend stating that the Warrant, or any such VMII Share, as the case may be, has not been registered under the U.S. Securities Act. Regulation S also requires that each Warrant bear a legend stating that the Warrant, and the securities to be issued upon its exercise, have not been registered under the U.S. Securities Act and that the Warrant may not be exercised by or on behalf of any U.S. Person unless registered under the U.S. Securities Act or an exemption from such registration is available.

8.4 Each person exercising a Warrant must provide VMII with either (i) written certification that it is not a U.S. Person and that the Warrant is not being exercised on behalf of a U.S. Person, or (ii) a written opinion of counsel satisfactory to VMII that the issuance of securities upon exercise of the Warrant has been registered under the U.S. Securities Act and any applicable state securities law or is exempt from registration.

8.5 For non - "U.S. Persons": The Lender acknowledges and understands that Regulation S also provides for the resale of securities which are issued and outstanding. As noted above, Warrants and VMII Shares may be resold only in compliance with Regulation S or pursuant to an effective registration statement under the U.S. Securities Act or an exemption from the registration requirements of the U.S. Securities Act. Rule 904 of Regulation S provides that a resale of an outstanding security may be made pursuant thereto if the offer and sale of the security are made in an "offshore transaction" and if no "directed selling effort is made in the United States" with regard to the securities to be sold by the seller, an affiliate of the seller, or any person acting on their behalf. An offer or sale of securities is made in an "offshore transaction" if the offer is not made to a person in the United States and either (i) at the time the buy order is originated, the buyer is outside the United States, or the seller and any person acting on its behalf have good reason to believe that the buyer is outside the United States and (ii) the transaction is executed in, on or through the facilities of a designated offshore securities market and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States. Offers and sales of securities specifically targeted at identifiable groups of United States citizens abroad shall, in no event, be deemed to be made in an offshore transaction. Rule 904 imposes additional limitations on resales by dealers and persons receiving selling concessions and affiliates of the issuer.

8.6 For non - "U.S. Persons": The Lender acknowledges and understands that Rule 905 of Regulation S provides that equity securities of U.S. issuers, such as VMII, acquired from the issuer in a transaction under Regulation S are deemed to be "restricted securities" as defined under Rule 144 under the U.S. Securities Act. Any "restricted securities" as defined in Rule 144, that are equity securities of a U.S. issuer will continue to be deemed to be "restricted securities", notwithstanding that they were acquired in a resale transaction made pursuant to Rule 904. Any resale of such securities by a non-U.S. Person must be made in accordance with Regulation S, or pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom, such as Rule 144.

8.7 The Lender acknowledges and understands that Rule 144 permits limited public resales of securities acquired in non-public offerings, subject to the satisfaction of certain conditions. The Lender further acknowledges and understands that under Rule 144 the conditions include, among other things, the availability of certain current public information about the issuer, the resale occurring not fewer than one (1) year or two (2) years, as applicable, after the party has purchased and paid for the securities to be sold, the sale being through a broker in an unsolicited "broker's transaction" and the amount of securities being sold during any three-month period not exceeding specified volume limitations. The Lender also acknowledges and understands that VMII may not be satisfying the current public information requirement of Rule 144 at the time that you wish to sell any of the VMII Shares, or other conditions under Rule 144 which are required VMII.

8.8 Each certificate evidencing a Warrant (and any VMII Shares issued prior to the effectiveness of a registration statement) will bear the following legend until the applicable securities as represented by the certificate are sold pursuant to either (i) a registration statement with respect to such securities which is effective under the U.S. Securities, (ii) Rule 144 under the U.S. Securities Act, or (iii) Regulation S:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR QUALIFIED UNDER OR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE NOR UNDER OR PURSUANT TO THE SECURITIES LAWS OF ANY PROVINCE IN CANADA. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, (ii) RULE 144 OR RULE 144A UNDER THE SECURITIES ACT, IF AVAILABLE, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND FROM QUALIFICATION UNDER ANY SECURITIES LAWS APPLICABLE IN CANADA, IF AVAILABLE, AND IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE OR PROVINCIAL SECURITIES LAWS.

8.9 If such securities are being sold under Rule 144, the legend may be removed by delivery to the registrar and transfer agent and VMII of an opinion of counsel, of recognized standing reasonably satisfactory to VMII, that such legends are no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

8.10 The Lender understands and acknowledges that VMII may instruct its transfer agent not to record a transfer without first being notified by VMII that it is satisfied that such transfer is exempt from or not subject to registration under the U.S. Securities Act.

8.11 The Lender further understands that VMII has not agreed to file a Registration Statement in respect of the Securities (or any underlying securities which those securities are convertible into) under the U.S. Securities Act.

9. Covenants, Agreements and Acknowlegements

9.1 The Lender acknowledges that he has been advised to consult his own legal advisors with respect to applicable resale restrictions and that he is solely responsible for complying with such restrictions (and the Company is not in any manner responsible for ensuring compliance by the Lender with such restrictions).

9.2 The Lender acknowledges that no securities commission has evaluated or endorsed the merits of these securities and that the person selling these securities has no duty to tell the Lender whether these securities are a suitable investment. The Lender further acknowledges that the Lender is investing in the Company entirely at its own risk and it may lose all of the Subscription Funds.

9.3 The Lender acknowledges and agrees that the Company may, acting unilaterally, increase or decrease the size of the Offering without the consent of or notice to the Lender.

9.4 Concurrent with the execution of this Agreement, the Lender will fully complete Schedule "G" to this Agreement and acknowledges that the Company is relying on the Exemptions in order to complete the trade and distribution of the Notes, and that VMII is relying upon the Exemptions in order to complete the trade and distribution of the Warrant, and the Lender is aware of the criteria of the Exemptions to be met by the Lender including the representations in Schedule "B".

10. Reliance

10.1 The Lender acknowledges that the Company and VMII and its respective officers, directors, employees and agents are relying on the truth and accuracy of the representations and warranties of the Lender set out in Schedule "B" in the offering of Units for sale to the Lender. All representations, warranties, and covenants contained in the Agreement shall survive the acceptance of the Agreement and the sale of Units. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment, or agreement made herein by the Lender shall in any manner be deemed to constitute a waiver of any rights granted to him under provincial or federal securities laws.

11. Consent to Use of Information

11.1 The Lender hereby consents to the utilization by the Company, as necessary in connection with dealings with any governmental and regulatory authorities, of any information supplied to the Company by the Lender or by his representatives in connection with the offer and sale of the Units, and agrees to supply any additional information reasonably requested by any such authority.

12. Modification

12.1 Neither the Agreement nor any provision hereof shall be modified, changed, discharged, or terminated except by an instrument in writing signed by the parties.

13. Costs

13.1 The Company acknowledges and agrees that all reasonable legal and out of pocket expenses incurred by the Lender relating to the sale of the Notes to the Lender shall be borne by the Company.

14. Notice to Lender

14.1 Correspondence and notices to the Lender should be sent to the address set out in the first page of the Agreement until such time as the Lender shall notify the Company, in writing, of a different address to which such correspondence and notices are to be sent.

15. Miscellaneous

15.1 Whole Agreement. The agreement resulting from the acceptance of the Agreement by the Company contains the whole agreement between the Company and the Lender in respect of the subject matter hereof and there are no warranties, representations, terms, conditions or collateral agreements, express, implied or statutory, other than as expressly set forth herein and in any amendments hereto.

15.2 Severability. If any provision of this Agreement is determined to be invalid or unenforceable by a court of competent jurisdiction from which no further appeal lies or is taken, that provision shall be deemed to be severed herefrom, and the remaining provisions of this Agreement shall not be affected thereby and shall remain valid and enforceable.

15.3 Notices. Any notice or other writing required or permitted to be given hereunder or for the purposes hereof to the Company or the Lender shall be sufficiently given if delivered personally, or if sent by prepaid courier or if transmitted by facsimile to such party to the addresses or fax numbers indicated at the beginning of this Agreement, or at such other address or addresses as the party to whom such notice or other writing is to be given shall have last notified the party giving the same in the manner provided in this section. Any notice or other writing delivered personally or by prepaid courier to the party to whom it is addressed as hereinbefore provided shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a business day, then such notice or other writing shall be deemed to have been given and received on the next business day following such day. Any notice or other writing transmitted by facsimile or other form of recorded communication shall be deemed to be given and received on the first business day after its transmission.

15.4 Interpretation. In this Agreement, sections, subsections, clauses, subclauses, paragraphs and subparagraphs may be referred to by use of the term "section" followed by a numerical and alphabetical reference without further description. For example a reference to "section 2. l(a)(ii)" shall be construed as a reference to clause (ii) of subsection (a) of section 2.1. Words (including defined terms) using or importing the singular number include the plural and vice versa and words importing one gender only shall include all genders and words importing persons in this Agreement shall include individuals, partnerships, corporations and any other entities, legal or otherwise.

15.5 Schedules. The schedules attached to this Agreement shall form part of this Agreement and any reference to a "Schedule" herein shall be to a Schedule attached hereto.

15.6 Counterparts. The Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

15.7 Time of the Essence. Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

15.8 Enurement. The terms and provisions of the Agreement shall be binding upon and enure to the benefit of the Lender, the Company and their respective heirs, executors, administrators, successors and assigns.

15.9 Criminal Code Compliance. In this section the terms "interest", "criminal rate" and "credit advanced" have the meanings ascribed to them in s. 347 of the Criminal Code (Canada) as amended from time to time. The Company and the Lender agrees that, notwithstanding any agreement to the contrary, no interest on the credit advanced by the Lender under this Agreement will be payable in excess of that permitted under the laws of Canada. If the effective rate of interest, calculated in accordance with generally accepted actuarial practices and principles, would exceed the criminal rate on the credit advanced, then:

(a) the elements of return which fall within the term "interest" shall be reduced to the extent necessary to eliminate such excess;

(b) any remaining excess that has been paid will be credited towards prepayment of Subscription Funds; and

(c) any overpayment that may -remain after such crediting will be returned forthwith to the Company upon demand;

and, in the event of dispute, a Fellow of the Canadian Institute of Actuaries appointed by the Lender shall perform the relevant calculations and determine the reductions, modifications and credits necessary to effect the foregoing and the same will be conclusive and binding on the parties. The Transaction Documents shall automatically be modified to reflect such modifications without the necessity of any further act or deed of the Lender and the Company to give effect to them.

15.10 Further Acts. Each of the parties to this Agreement shall at the request of any other party, and at the expense of the Company, execute and deliver any further documents and do all acts and things as that party may reasonably require in order to carry out the true intent and meaning of this Agreement.

15.11 Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein, and the parties hereby attorn to the jurisdiction of the courts of British Columbia.

SCHEDULE "B"

LOAN AGREEMENT

LENDER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

The Lender represents and warrants to the Company, and acknowledges that the Company is relying on these representations and warranties to, among other things, ensure that it is complying with all of the applicable Securities Laws, that:

1. Authorization and Effectiveness

1.1 The Lender is purchasing the securities as principal for its own account and not for the benefit of any other person;

(a) the Lender is an "accredited investor" as that term is defined in MI 45-103 and set out in Schedule "E" to this Agreement;

(b) the Lender is also an accredited "investor" as defined in Rule 501 of Regulation D under the U.S. Securities Act of 1933 as set out in paragraph B of Schedule "F";

(c) if the Lender is resident of an "International Jurisdiction" (which means a country other than Canada or the United States) then:

(i) the Lender is knowledgeable of, or has been independently advised as to, the applicable Securities Laws of the International Jurisdiction which would apply to this subscription, if there are any,

(ii) the Lender is purchasing the securities pursuant to applicable Exemptions (the "Exemptions") from the registration and prospectus and equivalent requirements of all rules, policies, notices, orders and legislation of any kind whatsoever under the Securities Laws of that International Jurisdiction or, if such is not applicable, the Lender is permitted to purchase the securities under the applicable Securities Laws of the International Jurisdiction without the need to rely on Exemptions, and

(iii) the applicable Securities Laws do not require the Company to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction, and the Lender will, if requested by the Company, deliver to the Company a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii) and (iii) above to the satisfaction of the Company, acting reasonably;

(d) the Lender is not a "U.S. Person" (as defined under Regulation S made under the United States Securities Act of 1933, which definition includes an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U. S. Person) and the Lender understands and acknowledges that the securities have not and will not be registered under the United States Securities Act of 1933, and, subject to certain exceptions, the securities may not be offered or sold within the United States;

(e) the Lender acknowledges that because this subscription is being made pursuant to the Exemptions:

(i) the Lender is restricted from using certain of the civil remedies available under the applicable Securities Laws,

(ii) the Lender may not receive information that might otherwise be required to be provided to the Lender under the applicable Securities Laws if the Exemptions were not being used, and

(iii) the Company and VMII are relieved from certain obligations that would otherwise apply under the applicable Securities Laws if the Exemptions were not being used; and

(f) if the Lender is a company, the Lender is a valid and subsisting company, has the necessary corporate capacity and authority to execute and deliver this Agreement and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof, or, if the Lender is a partnership, syndicate, trust or other form of unincorporated organization, the Lender has the necessary legal capacity and authority to execute and deliver this Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof, and, in either case, upon the Company executing and delivering this Agreement, this Agreement will constitute a legal, valid and binding contract of the Lender enforceable against the Lender in accordance with its terms and neither the agreement resulting from such acceptance nor the completion of the transactions contemplated hereby conflicts with, or will conflict with, or results, or will result, in a breach or violation of any law applicable to the Lender, any constating documents of the Lender or any agreement to which the Lender is a party or by which the Lender is bound.

1.2 Whether the Lender is a natural person or a corporation, partnership or other entity, upon acceptance by the Company and VMII, the Agreement will have been duly executed and delivered and will constitute a legal, valid and binding contract of the Lender, and any beneficial lender for whom it is purchasing, enforceable against the Lender and any such beneficial lender in accordance with its terms.

2. Residence

2.1 The Lender is a resident of the jurisdiction referred to under "Address of Lender" on the first page of this Agreement, which address is the residence or place of business of the Lender not created or used solely for the purpose of acquiring the Notes.

3. Investment Intent

3.1 The Lender is acquiring the Notes to be held for investment only and not with a view to immediate resale or distribution and will not resell or otherwise transfer or dispose of the Notes except in accordance with the provisions of the Securities Laws.

4. Not an Investment Club

4.1 Neither the Lender nor any party on whose behalf it is acting is an investment club.

5. Not Created to Purchase Without a Prospectus

5.1 Neither the Lender nor any party on whose behalf it is acting has been created or is being used primarily to permit the purchase of the Notes without a prospectus in reliance on an exemption from the prospectus requirements of applicable Securities Laws.

6. No Solicitations or Advertising

6.1 The Lender is not purchasing the Notes as a result of any general solicitation or general advertising, including any advertisement, of the securities in printed public media, radio, television, or telecommunications, including electronic display.

7. No Prospectus or Offering Memorandum

7.1 No prospectus or offering memorandum within the meaning of the Securities Laws has been delivered to the Lender (and, if applicable, others for whom it is contracting hereunder) in connection with the Offering.

8. Investment Suitability; Access to Information

8.1 The Lender has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in the Notes and is able to bear the economic risk of loss of such investment. The Lender acknowledges that the Lender has had access to such financial and other information and has had the opportunity to ask questions of and receive answers from the Company, as the Lender deems necessary in connection with the Lender's decision to purchase the Notes.

9. Risk

9.1 The Lender acknowledges that: (i) the Lender has been called to his attention in connection with his investment in the Company that such investment is speculative in nature and involves a high degree of risk, (ii) the Lender is aware that the Company has a limited operating history and a history of losses, and (iii) the Lender is aware that there is substantial doubt of the Company's ability to continue as a going concern if it cannot raise additional funds.

10. Acceptance in Whole or in Part

10.1 The Lender understands that this subscription may be accepted or rejected in whole or in part by the Company in its sole and absolute discretion.

11. Irrevocable Subscription

11.1 The Lender understands that this subscription is irrevocable, except that he shall have no obligations hereunder in the event that this subscription is for any reason rejected or the Offering is for any reason cancelled.

12. No Minimum Offering

12.1 The Lender understands that there is no guarantee that the Company will be able to sell any Notes, and that there is no minimum number of Notes that the Company must sell in order to complete the Offering.

13. No Regulatory Review

13.1 The Lender understands that neither the Securities Regulators nor any federal or state agency has passed upon or made any recommendation or endorsement of an investment in the Notes or the underlying Notes.

14. Notice of Change to Representations and Warranties

14.1 The Lender acknowledges that he/she or it will notify the Company immediately, and in any event prior to the date this Agreement is accepted by the Company, if any event occurs which would materially affect any of the above representations or warranties.

SCHEDULE "C"

VOICE MOBILITY INC.

SERIES D PROMISSORY NOTE

Principal Amount: Cdn.$____________ Effective Date: ________, 2003

1. Promise to Pay

1.1 FOR VALUE RECEIVED, Voice Mobility Inc. (the "Company"), a company continued under the Canada Business Corporations Act, acknowledges itself indebted and promises to pay, on demand, to the order of __ __________ (the "Holder") the sum of $_____ plus an additional 15% in the amount of $______, in lawful money of Canada. The amount owing under the terms of this series D promissory note (the "Note") shall become due and payable on December 31, 2005 (the "Maturity Date"); provided, however, that if the Maturity Date is not a day on which banks are open for business in Vancouver, British Columbia (a "Business Day"), the Maturity Date shall be the next succeeding Business Day. The unpaid principal amount outstanding under the Note shall accrue and bear interest at a rate of 8% per annum, such interest being payable quarterly in arrears.

2. Redemption by the Company

2.1 This Note may be redeemed in whole or in part at any time by the Company and all accrued but unpaid interest. Any redemption by the Company shall be made rateably to all holders of Notes. Promptly upon making any such determination, the Company shall give notice thereof to the Holder. All payments hereunder shall be credited, first, to accrued and unpaid interest, and second, to outstanding principal and shall be without set-off or counterclaim and without deduction or withholding for any taxes. All payments hereunder shall be made to the Holder at the address as may be designated by the Holder from time to time.

3. Default

3.1 Any one or more of the following shall constitute an "Event of Default" as the term is used herein:

(a) if the Company makes default in the observance or performance of any written covenant or undertaking given by the Company to the Holder and such default is not rectified within 15 Business Days of notice being delivered by the Holder to the Company;

(b) if the Company makes default in payment of any indebtedness or liability of the Company to the Holder hereunder, when due;

(c) any representation or warranty in any written statement or certificate furnished by the Company to the Holder at the time of the making of this Note or at any time in respect of this Note is untrue or misleading in any material respect and such default continues for a period of 15 Business Days after written notice thereof by the Holder to the Company;

(d) if an order is made or a resolution passed for the winding-up of the Company;

(e) if the Company becomes insolvent, commits any act of bankruptcy or makes an authorized assignment or bulk sale of its assets;

(f) if any proceedings with respect to the Company are commenced: (i) under the Companies Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous laws, (ii) issuing sequestration or process of execution against, or against any substantial part of, the property of the Company, or (iii) appointing a receiver of the Company or any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such proceedings are consented to by the Company or not dismissed within 60 days after commencement;

(g) if any one or more of a trustee, receiver and manager, custodian, liquidator or other person with similar powers is appointed for the Company or for any part of its property and is not discharged within 30 days of such appointment; or

(h) if an encumbrancer takes lawful possession of any portion of the property of the Company which is material to the Company taken as a whole, or if any process of execution is levied or enforced upon or against a material portion of the property of the Company and remains unsatisfied for such period as would permit any such property to be sold thereunder, unless the Company actively and diligently contests in good faith such process, but in that event the Company shall, if the Holder so requires, give security which, in the discretion of the Holder, is sufficient to pay in full the amount thereby claimed in case the claim is held to be valid.

3.2 When any Event of Default has occurred, the Company shall give written notice to the Holder within five Business Days of such Event of Default. When any Event of Default has occurred and is continuing, the Holder may, by notice in writing delivered to the Company, declare the entire principal amount of this Note, together with all accrued and unpaid interest hereunder, if any, and this Note shall thereupon become, immediately due and payable without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company.

3.3 Notwithstanding the foregoing, if an Event of Default specified in Section 3.1(f) shall occur, then all Obligations owing to the Holder hereunder shall automatically and immediately become due and payable without the giving of any notice or other action by the Holder or the Agent.

4. General

4.1 The Holder shall not assign any of its rights or obligations hereunder without the prior written consent of the Company, which consent is not to be unreasonably withheld. Upon surrender to the Company of this Note for partial transfer, the Holder shall be entitled to receive, without expense to the Holder, one or more new Notes representing the portion of the Note which is not transferred. This Note shall be binding upon the Company and its successors and assigns including any successor by reason of amalgamation of or any other change in the Company and shall enure to the benefit of the Holder and his successors and assigns. The Company shall not assign any of its rights or obligations hereunder without the prior written consent of the Holder, which consent is not to be unreasonably withheld.

4.2 The Company agrees to remain fully bound until this Note shall be fully paid and waives demand, presentment and protest, and all notices hereto, including notice of dishonour, and further agrees to remain bound, notwithstanding any extension, modification, waiver, or other indulgence or discharge or release of any obligor hereunder. No failure to accelerate the debt evidenced hereby, and no indulgence that may be granted from time to time, shall be construed: (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of the Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by law. No extension of time for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of the Company under this Note, either in whole or in part, unless the Holder agrees otherwise in writing. No modification or indulgence by the Holder shall be binding unless in writing.

4.3 If one or more of the provisions contained herein shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

All references to currency herein mean the lawful money of Canada. This Note shall be construed, governed and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

VOICE MOBILITY INC.

Per: _______________________________

SCHEDULE "D"

THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE ARE NON-TRANSFERABLE.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE JANUARY 10, 2004

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR QUALIFIED UNDER OR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE NOR UNDER OR PURSUANT TO THE SECURITIES LAWS OF ANY PROVINCE IN CANADA. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, PRIOR TO EFFECTIVENESS OF A REGISTRATION STATEMENT UNDER THE SECURITIES ACT, EXCEPT WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
Warrant No. R - __________________
Date: September 9, 2003
_________________Common Shares	Void After
$0.001 Par Value	September 8, 2008

CLASS R SHARE PURCHASE WARRANT
VOICE MOBILITY INTERNATIONAL, INC.
(the "Company")

This is to certify that, for value received, _______________________ (the "Warrant Holder") of ______________ has the right to purchase from the Company, upon and subject to the terms and conditions hereinafter referred to, __________________ common shares with a par value of $0.001 (the "Shares") in the capital of the Company. The Shares may be purchased at a price of Cdn.$0.425 per Share, subject to adjustment as set out in this Warrant Certificate, at any time up to 5:00 p.m. local time in Vancouver, B.C. on September 8, 2008, subject to the Company's right of call as set our below.

The Company has the right on thirty (30) days written notice (the "Call Notice") to require the Warrant Holder to exercise the Warrant so long as the closing price of the common shares of the Company on The Toronto Stock Exchange equals or exceeds Cdn.$1.275 per common share for at least thirty consecutive trading days prior to the date of the Call Notice. The Warrants evidenced by this Warrant Certificate will terminate on the date that is 120 days (the "Call Period") from the date of the Call Notice in the event that the Warrant Holder does not exercise the Warrant during the Call Period.

The right to purchase the Shares may be exercised in whole or in part, by the Warrant Holder only, at the price set forth above (the "Exercise Price") within the time set forth above by providing the Company with the following documents at least 61 days in advance of its intention to exercise the Warrants:

(a) completing and executing the Subscription Form attached hereto for the number of the Shares which the Warrant Holder wishes to purchase, in the manner therein indicated;

(b) surrendering this Warrant Certificate, together with the complete Subscription Form, to the Company at 100-4190 Lougheed Highway, Burnaby, British Columbia, V5C 6A8; and

(c) paying the appropriate Exercise Price, in Canadian funds, for the number of the Shares of the Company subscribed for, either by certified cheque or bank draft (drawn on a Canadian Chartered Bank) or money order payable to the Company in Vancouver, British Columbia.

If requested in writing, within 90 days from the date of this Warrant Certificate, by all investors that were issued Warrants under a debt financing of the Company that closed on September 9, 2003, the Company shall file a registration statement with the United States Securities and Exchange Commission to register the resale of the Shares that may be issued under this Warrant Certificate. If the Company fails to do so the Exercise Price will reduce to Cdn.$0.36 per Share.

Upon surrender and payment, the Company shall issue to the Warrant Holder or to such other person or persons as the Warrant Holder may direct, the number of the Shares subscribed for and will deliver to the Warrant Holder, at the address set forth on the subscription form, a certificate or certificates evidencing the number of the Shares subscribed for. If the Warrant Holder subscribes for a number of Shares which is less than the number of Shares permitted by this warrant, the Company shall forthwith cause to be delivered to the Warrant Holder a further Warrant Certificate in respect of the balance of Shares referred to in this Warrant Certificate not then being subscribed for.

In the event of any subdivision of the common shares of the Company (as such common shares are constituted on the date hereof) into a greater number of common shares while this warrant is outstanding, the number of Shares represented by this warrant shall thereafter be deemed to be subdivided in like manner and the Exercise Price adjusted accordingly, and any subscription by the Warrant Holder for Shares hereunder shall be deemed to be a subscription for common shares of the Company as subdivided.

In the event of any consolidation of the common shares of the Company (as such common shares are constituted on the date hereof) into a lesser number of common shares while this warrant is outstanding, the number of Shares represented by this warrant shall thereafter be deemed to be consolidated in like manner and the Exercise Price adjusted accordingly, and any subscription by the Warrant Holder for Shares hereunder shall be deemed to be a subscription for common shares of the Company as consolidated.

In the event of any capital reorganization or reclassification of the common shares of the Company or the merger or amalgamation of the Company with another corporation at any time while this warrant is outstanding, the Company shall thereafter deliver at the time of purchase of the Shares hereunder the number of common shares the Warrant Holder would have been entitled to receive in respect of the number of the Shares so purchased had the right to purchase been exercised before such capital reorganization or reclassification of the common shares of the Company or the merger or amalgamation of the Company with another corporation.

If at any time while this, or any replacement, Warrant is outstanding the Company undertakes a consolidation of its share capital (the "Consolidation"), the parties agree that the Warrant Holder shall be entitled to request the Company to adjust (the "Adjust" or "Adjustment") the Exercise Price of the Warrant on the following basis. The Warrant Holder will only be entitled to request this Adjustment in the following circumstances. If the closing price of the Company's shares on the third trading day after the shares return to trade subsequent to a Consolidation is less than the closing price of the Company's shares on the last trading day immediately prior to the Consolidation being implemented multiplied by the Consolidation ratio, then the Warrant Holder may request the Adjustment. As an example, if the closing price on the day prior to the Consolidation price being implemented was $0.50 and the Consolidation ratio was 3:1, then the Warrant Holder will be entitled to request Adjustment if, on the third trading day after the Consolidation the closing price of the Company's shares is less than $0.50 times 3 = $1.50. The Company will agree to adjust the Exercise Price of these Warrants by the same percentage erosion in the share price. Again, as an example, if the closing price on the third day, using the example above, was $1.35, the price erosion (the "Erosion") was $0.15 or 10%. In such case the Exercise Price of these Warrants would be adjusted as follows. The current Exercise Price is $0.425 per Share. After a Consolidation of 3:1, the Exercise Price would be adjusted to $1.275. Then, the Exercise Price would be adjusted down by 10%, or $0.1275, from $1.275 to $1.1475, to reflect the Erosion. This Adjustment provision is subject to the following limitations:

(a) The Warrant Holder will be entitled to elect to do this only once during the life of the Warrant.

(b) The Adjustment will not be made in the event that the Company makes an announcement during the three day period that could be reasonably be perceived to have caused the Erosion in the share price.

(c) The Adjustment is subject to the approval of the TSX. In the event that the TSX does not approve the Adjustment, the Company will not be required to make the Adjustment. The Company is obliged to make an application to the TSX if requested by the Warrant Holder and to use it best interests to pursue such application.

If at any time while this, or any replacement, warrant is outstanding:

(a) the Company proposes to pay any dividend of any kind upon its common shares or make any distribution to the holders of its common shares;

(b) the Company proposes to offer for subscription pro rata to the holders of its common shares any additional shares of stock of any class or other rights;

(c) the Company proposes any capital reorganization or classification of its common shares or the merger or amalgamation of the Company with another corporation; or

(d) there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

The Company shall give to the Warrant Holder at least seven days prior written notice (the "Notice") of the date on which the books of the Company are to close or a record is to be taken for such dividend, distribution or subscription rights, or for determining rights to vote with respect to such reorganization, reclassification, consolidation, merger, amalgamation, dissolution, liquidation or winding-up. The Notice shall specify, in the case of any such dividend, distribution or subscription rights, the date on which holders of common shares of the Company will be entitled to exchange their common shares for securities or other property deliverable upon any reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, as the case may be. Each Notice shall be delivered by hand, addressed to the Warrant Holder at the address of the Warrant Holder set forth above or at such other address as the Warrant Holder may from time to time specify to the Company in writing.

The holding of this Warrant Certificate or the Warrants represented hereby does not constitute the Warrant Holder a member of the Company.

Nothing contained herein confers any right upon the Warrant Holder or any other person to subscribe for or purchase any Shares of the Company at any time subsequent to 5:00 p.m. local time in Vancouver, B.C. on September 8, 2008 and from and after such time, this Warrant and all rights hereunder will be void.

The Warrants represented by this Warrant Certificate are non-transferable. Any common shares issued pursuant to this Warrant will bear the following legends:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE JANUARY 10, 2004"

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR QUALIFIED UNDER OR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE NOR UNDER OR PURSUANT TO THE SECURITIES LAWS OF ANY PROVINCE IN CANADA. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, (ii) RULE 144 OR RULE 144A UNDER THE SECURITIES ACT, IF AVAILABLE, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND FROM QUALIFICATION UNDER ANY SECURITIES LAWS APPLICABLE IN CANADA, IF AVAILABLE, AND IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE OR PROVINCIAL SECURITIES LAWS."

Time will be of the essence hereof.

This Warrant Certificate is not valid for any purpose until it has been signed by the Company.

IN WITNESS WHEREOF, the Company has caused its common seal to be hereto affixed and this warrant certificate to be signed by one of its directors as of the _______________ day of _____________________, 2003.

VOICE MOBILITY INTERNATIONAL, INC.

Per:

Authorized Signatory

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE "U.S. SECURITIES ACT") AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

SUBSCRIPTION FORM

To: VOICE MOBILITY INTERNATIONAL, INC. (the "Company")
And to: the directors thereof.

Pursuant to the Share Purchase Warrant made the ____________ day of __________________, 2003, the undersigned hereby provides the Company with at least 61 days notice of its intention to subscribe for and agrees to take up ____________________ common shares without par value (the "Shares") in the capital of the Company, at a price of Cdn.$0.425 per Share, subject to adjustment as set out in the Share Purchase Warrant, for the aggregate sum of Cdn.$___________________ (the "Subscription Funds"), and encloses herewith a certified cheque, bank draft or money order payable to the Company in full payment of the Shares.

The undersigned hereby requests that:

(a) the Shares be allotted to the undersigned;

(b) the name and address of the undersigned as shown below be entered in the registers of members and allotments of the Company;

(c) the Shares be issued to the undersigned as fully paid and non-assessable common shares of the Company; and

(d) a share certificate representing the Shares be issued in the name of the undersigned.

The undersigned hereby represents, warrants and covenants to the Company that:

(a) it understands that the Shares have not been and will not be registered under the U.S. Securities Act or any applicable state securities laws and that the delivery of the Shares to it is being made in reliance on a private placement exemption from such registration;

(b) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments in the Shares and is able to bear the economic risks of such investments;

(c) it is an "accredited investor" (an "Accredited Investor") within the meaning of Rule 501 under the U.S. Securities Act;

(d) it is acquiring the Shares for its own account or for the account of another Accredited Investor as to which it exercises sole investment discretion, and not with a view to any resale, distribution or other disposition of the Shares in violation of the United States securities laws or applicable state securities laws;

(e) it agrees that if it decides to offer, sell or otherwise transfer the Shares it will not do so unless:

(i) the sale is to the Company;

(ii) the sale is made outside the United States in compliance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act and applicable state securities laws;

(iii) the sale is made pursuant to an exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in compliance with any applicable state securities laws and regulations; or

(iv) with the prior written consent of the Company, the sale is made pursuant to another applicable exemption from registration under the U.S. Securities Act and any applicable state securities laws.

(f) it is the original purchaser of the share purchase warrant of the Company issued to the purchaser under the Loan Subscription Agreement dated September 9, 2003, between the purchaser and the Company.

Dated this _________ day of _________________, 20_____.

DIRECTION AS TO REGISTRATION:

(Name and address exactly as you wish them to appear on your share certificate and in the register of members.)
Full Name:
Full Address:

Signature of Subscriber: ____________________________

SCHEDULE "E"

DEFINITIONS

"accredited investor" means:

(a) a Canadian financial institution (as defined in National Instrument 14-101 Definitions), or an authorized foreign bank listed in Schedule III of the Bank Act (Canada),

(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

(c) an association under the Cooperative Credit Associations Act (Canada) located in Canada or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act,

(d) a subsidiary of any person or company referred to in paragraphs (a) to (c), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

(e) a person or company registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or the Securities Act Newfoundland and Labrador),

(f) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person or company referred to in paragraph (e),

(g) the government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the government of Canada or a jurisdiction of Canada,

(h) a municipality, public board or commission in Canada,

(i) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

(j) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority of a jurisdiction of Canada,

(k) an individual who, either alone or jointly with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds Cdn.$1,000,000,

(l) an individual whose net income before taxes exceeded Cdn.$200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded Cdn.$300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year,

(m) a person or company, other than a mutual fund or non-redeemable investment fund, that either alone or with a spouse, has net assets of at least Cdn.$5,000,000, and unless the person or company is an individual, that amount is shown on its most recently prepared financial statements,

(n) a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors,

(o) a mutual fund or non-redeemable investment fund that, in the local jurisdiction, is distributing or has distributed its securities under one or more prospectuses for which the regulator has issued receipts,

(p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, trading ad a trustee or agent on behalf of a fully managed account;

(q) a person or company trading as agent on behalf of a fully managed account if that person or company is registered or authorized to carry on business under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction as a portfolio manager or under an equivalent category of adviser or is exempt from registration as a portfolio manager or the equivalent category of adviser

(r) a registered charity under the Income Tax Act(Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or other adviser registered to provide advice on the securities being traded;

(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function, or

(t) a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are accredited investors.

"affiliate" shall mean the following:

(a) one corporation is affiliated with another corporation if one of them is the subsidiary of the other, or both are subsidiaries of the same corporation, or each of them is controlled by the same person.

(b) a corporation is a subsidiary of another corporation if:

(i) it is controlled by

(A) that other corporation,

(B) that other corporation and one or more corporations, each of which is controlled by that other corporation, or

(C) two or more corporations, each of which is controlled by that other corporation, or

(ii) it is a subsidiary of a subsidiary of that other corporation.

(c) For the purposes of subsections (a) and (b), a corporation is controlled by a person if:

(i) shares of the corporation carrying more than 50% of the votes for the election of directors are held, other than by way of security only, by or for the benefit of that person, and

(ii) the votes carried by the shares mentioned in paragraph (i) are sufficient, if exercised, to elect a majority of the directors of the corporation.

"financial assets" means cash and securities.

"related liabilities" means

(a) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b) liabilities that are secured by financial assets.

"control person" means

(a) a person who holds a sufficient number of the voting rights attached to all outstanding voting securities of the Corporation to affect materially the control of the Corporation, or

(b) each person in a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of the Corporation to affect materially the control of the issuer, and, if a person or combination of persons holds more than 20% of the voting rights attached to all outstanding voting securities of the Corporation, the person or combination of persons is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the Corporation.

"senior officer" means

(a) the chair or a vice chair of the board of directors, the president, a vice president, the secretary, the treasurer or the general manager of the Corporation,

(b) any individual who performs functions for a person similar to those normally performed by an individual occupying any office specified in paragraph (a), and the 5 highest paid employees of the Corporation, including any individual referred to in paragraph (a) or (b) and excluding a commissioned salesperson who does not act in a managerial capacity.

SCHEDULE "F"

EXEMPTIONS

A. British Columbia Exemption Accredited Investor. The Lender represents to the Company that the Lender is an accredited investor.

(1) Please describe how you qualify based on the definition in Schedule "F" to this Agreement.

Paragraph: _______________________
Description of Qualifications

B. US Exemption - Accredited Investor. The Lender represents to VMII that the Lender is an accredited investor. Please indicate each category of accredited investor that you, the Lender, satisfy, by initialling on the appropriate line(s) below:
_____ Category 1.	A bank as defined in Section 3(a)(2) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; or
_____ Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or
_____ Category 3.	A broker or dealer registered pursuant to Section 15 of the U.S. Exchange Act, as amended; or
_____ Category 4.	An insurance company as defined in Section 2(13) of the U.S. Securities Act; or
_____ Category 5.	An investment company registered under the U.S. Investment Company Act of 1940; or
_____ Category 6.	A business development company as defined in Section 2(1)(48) of the U.S. Investment Company Act of 1940; or
_____ Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; or
_____ Category 8.

A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of U.S.$5,000,000; or

_____ Category 9.

An employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of U.S.$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are Accredited Investors; or

_____ Category 10.	A private business development company as defined in Section 202(a)(22) or the U.S. Investment Advisers Act of 1940; or
_____ Category 11.

An organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of U.S.$5,000,000; or

_____ Category 12.	A director, executive officer or general partner of the Corporation.
____ Category 13.	A natural person whose individual net worth(*), or joint net worth with that person's spouse, at the time of his purchase exceeds U.S.$1,000,000; or
_____ Category 14.

A natural person who had an individual income(*) in excess of U.S.$200,000 in each of the two most recent years or joint income with that person's spouse in excess of U.S.$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_____ Category 15.

A trust, with total assets in excess of U.S.$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described under the U.S. Securities Act Rule 506(b)(2)(ii); or

_____ Category 16.	An entity in which all of the equity owners are Accredited Investors.

* For the purposes of this Agreement, the term "net worth" means the excess of total assets over total liabilities. In determining income, an investor should add to his or her adjusted gross income any amounts attributable to the tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an Individual Retirement Account or Keogh retirement plan, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

If Category 3 and/or 11 is marked, please indicate by marking an "X" in the appropriate space whether the Purchaser is a corporation that has a net worth on a consolidated basis according to its most recent audited financial statements of not less than U.S.$14,000,000.

Yes: ____________________	No: __________________

TO BE COMPLETED AND SIGNED BY THE LENDER:

SIGNED, SEALED AND DELIVERED BY:

_________________________________________________

Name of the "Lender" - use the name inserted in the
first page of the Loan Subscription Agreement.

Per:

__________________________________________________
Signature of Purchaser

__________________________________________________
Title (if applicable)

SCHEDULE "G"

TORONTO STOCK EXCHANGE POLICIES AND FORMS

PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

To be completed by each proposed private placement purchaser of listed securities or securities which are convertible into listed securities.

QUESTIONNAIRE

1. DESCRIPTION OF TRANSACTION

(a) Name of issuer of the Securities:

Voice Mobility International, Inc.

(b) Number and Class of Securities to be Purchased:

__________ Warrants. One warrant will entitle the holder upon giving 61 days notice to the Company to purchase one common share for a period of five years from the closing date at a price of Cdn.$0.425 per share.

(c) Purchase Price: Issued as part of a unit, which was issued by the subsidiary of the Company, Voice Mobility Inc at a purchase price of Cdn.$0.425 per Unit.

2. DETAILS OF PURCHASER

(a) Name of Purchaser: _________________________________

(b) Address: _________________________________

_________________________________

_________________________________

(c) Names and addresses of persons having a greater than 10% beneficial interest in the purchaser:

3. RELATIONSHIP TO ISSUER

(a) Is the purchaser (or any person named in response to 2(c) above) an insider of the Issuer for the purposes of the Ontario Securities Act (before giving effect to this private placement)? If so, state the capacity in which the purchaser (or person named in response to 2(c)) qualifies as an insider:

___________________________________________________________________________

(b) If the answer to (a) is "no", are the purchaser and the Issuer controlled by the same person or company? If so, give details:

________________________________________________________________________

4. DEALINGS OF PURCHASER IN SECURITIES OF THE ISSUER

Give details of all trading by the purchaser, as principal, in the securities of the Issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the 60 days preceding the date hereof:

__________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

UNDERTAKING

TO: THE TORONTO STOCK EXCHANGE

The undersigned has subscribed for and agreed to purchase, as principal, the Securities described in Item 1 of this Private Placement Questionnaire and Undertaking.

The undersigned undertakes not to sell or otherwise dispose of any of the said Securities so purchased or any securities derived therefrom for a period of four months from the date of the closing of the transaction herein or for such period as is prescribed by applicable securities legislation, whichever is longer, without the prior consent of The Toronto Stock Exchange and any other regulatory body having jurisdiction.

DATED at _______________________________, this _____ day of ___________ , 2003.

____________________________________________
(Name of Purchaser - please print)

____________________________________________
(Authorized Signature)

____________________________________________
(Official capacity - please print)

____________________________________________
(Please print name of individual whose signature
appears above, if different from name of
purchaser printed above)

SCHEDULE "H"

LENDER'S AGENT AGREEMENT

THIS AGREEMENT is made effective as of this _____ day of _____________, 2003.

between:

_______________________________________________________, of

______________________________________________________

(hereinafter called "Lender")

AND:

WILLIAM H. LAIRD, of PO Box 1022, Salmon Arm, BC, V1E 4P2

(hereinafter called the "Agent")

WHEREAS the Lender wishes to appoint the Agent as agent for the benefit of the Lender under the Guarantee Agreement (as such term is defined herein);

AND WHEREAS capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Subscription Agreement (as such term is defined herein);

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the terms and conditions herein contained, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto agree with each other as follows:

1. Defined Terms.

1.1 "Agency Agreement" means this lender's agent agreement entered into between the Lender and the Agent;

1.2 "Agent" means William H. Laird, acting as agent for the benefit of the Lenders under the Guarantee Agreement;

1.3 "Claim" means any claim of any nature whatsoever including any demand, cause of action, suit or proceeding;

1.4 "Company" means Voice Mobility Inc., a continued under the laws of the Canada Business Corporations Act.

1.5 "Guarantee Agreement" means the guarantee agreement entered into between the Guarantor and the Agent;

1.6 "Guarantor" means Voice Mobility International, Inc.;

1.7 "Holders" means the Lender and all other Persons from time to time holding any of the Notes;

1.8 "Lenders" means those persons who subscribe for the Notes under the Offering;

1.9 "Loss" means any loss whatsoever, whether direct or indirect, including expenses, costs, damages, judgments, penalties, awards, assessments, fines and all fees, disbursements and expenses of counsel, experts and consultants;

1.10 "Notes" means the 8% series D promissory notes of the Company;

1.11 "Person" means an individual, corporation, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative;

1.12 "Required Holders" means, at any time, Holders which are then in compliance with their obligations hereunder (as determined by the Agent) and holding Notes representing more than 50% of the aggregate outstanding principal amount of all outstanding Notes; and

1.13 "Subscription Agreement" means the loan subscription agreements entered into between each of the Lenders and the Company.

2. Appointment of Agent

2.1 The Lender hereby designates and appoints the Agent to act as specified herein and in the Guarantee Agreement, and hereby authorizes the Agent as the agent for the Lender, to take such action on its behalf under the provisions of this Agency Agreement and the Guarantee Agreement and to exercise such powers and perform such duties as are expressly delegated by the terms of this Agency Agreement and the Guarantee Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the Guarantee Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with the Lender or any other Person, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agency Agreement or any Guarantee Agreement, or shall otherwise exist against the Agent. The provisions of this section are solely for the benefit of the Agent and the Lender, and neither the Company nor the Guarantor shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Agency Agreement and the Guarantee Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Company or the Guarantor or any of their respective affiliates.

3. Delegation of Duties

3.1 The Agent may execute any of its duties hereunder or under the Guarantee Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

4. Exculpatory Provisions

4.1 Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be: (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any Guarantee Agreement (except for its or such Person's own gross negligence or willful misconduct); or (ii) responsible in any manner to any of the Holders for any recitals, statements, representations or warranties made by the Company or the Guarantor contained herein or in any Guarantee Agreement or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by an Agent under or in connection herewith or in connection with the Guarantee Agreement, or enforceability or sufficiency of this Agency Agreement or any Guarantee Agreement, or for any failure of the Company or the Guarantor to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agency Agreement, or any Guarantee Agreement or for any representations, warranties, recitals or statements made herein or therein or made by the Company or the Guarantor in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Holders or by or on behalf of the Company or the Guarantor to the Agent or any other Holder or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Notes or of the existence or possible existence of any Event of Default (as such term is defined in the certificates representing the Notes) or to inspect the property, books or records of the Company or the Guarantor or any of its affiliates. The Agent is not a trustee for any Holders and owes no fiduciary duty to any Holders.

5. Reliance on Communications

5.1 The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or the Guarantor, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat each Lender as the owner of its interests under the Notes for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agency Agreement or under any Guarantee Agreement unless it shall first receive such advice or concurrence as it deems appropriate from the Required Holders, or it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any Guarantee Agreement in accordance with a request of the Required Holders and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Holders (including their successors and assigns).

6. Notice of Default

6.1 The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default unless the Agent has received notice from a Holder or the Company or the Guarantor referring to the Guarantee Agreement, describing such Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to all of the Holders. The Agent shall take such action with respect to such Event of Default as shall be reasonably directed by the Required Holders.

7. Non-Reliance on Agent and Other Holders

7.1 The Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or any affiliate thereof hereinafter taken, including any review of the affairs of the Company or the Guarantor or any of their respective affiliates, shall be deemed to constitute any representation or warranty by the Agent to any Holder. The Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Holder, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Company, the Guarantor or their respective affiliates and made its own decision to make its advances hereunder and enter into this Agency Agreement. The Lender also represents that it will, independently and without reliance upon the Agent or any other Holder, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agency Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Company, the Guarantor and their respective affiliates. Except for notices, reports and other documents expressly required to be furnished to the Holders (or any of them) by the Agent hereunder or under any Guarantee Agreement, the Agent shall not have any duty or responsibility to provide any Holder with any credit or other information concerning the business, operations, property, financial or other conditions, prospects or creditworthiness of the Company or the Guarantor or any of their respective affiliates which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

8. Indemnification.

8.1 The Lender agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Company or the Guarantor and without limiting the obligation of the Company or the Guarantor to do so), rateably according to the aggregate outstanding balance owing under the Notes, from and against any and all Claims and Losses which may at any time (including without limitation at any time following the final payment of all of the obligations under the Notes) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agency Agreement or the Guarantee Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Holder shall be liable for the payment of any portion of such Claims or Losses resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Holders and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

8.2 The agreements in this Section shall survive the repayment of the Notes and all other obligations under the Guarantee Agreement.

9. Agent in its Individual Capacity

9.1 The Agent and its affiliates may generally engage in any kind of business with the Company or the Guarantor or their respective affiliates as though the Agent were not an agent hereunder. With respect to any Notes held by and all obligations of the Company and the Guarantor hereunder and under the Guarantee Agreement, the Agent shall have the same rights and powers as any Holder and may exercise the same as though it were not an Agent, and the terms "Holder" and "Holders" shall include the Agent in its individual capacity.

10. Successor Agents

10.1 The Agent may, at any time, resign upon 45 days' written notice to the Holders and the Company, and be removed with or without cause by the Required Holders upon 30 days' written notice to the Agent and the Company. Upon any such resignation or removal, the Required Holders shall have the right to appoint a successor Agent acceptable to the Company (and to the extent possible, from among the Holders). If no successor Agent shall have been so appointed (and accepted such appointment) within 30 days after the notice of resignation or notice of removal, as appropriate, then the Agent shall select a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations as Agent under this Agency Agreement and the Guarantee Agreement and the provisions of this Section shall enure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agency Agreement. If no successor Agent has accepted appointment as a successor Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Holders shall perform all of the duties of such retiring Agent hereunder until such time, if any, as the Required Holders appoint a successor agent as provided for above.

11. Amendments.

11.1 Neither this Agency Agreement nor any Guarantee Agreement nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Holders and the Company or the Guarantor that is a party thereto, provided that no such amendment, change, waiver, discharge or termination shall, without the consent of each Holder: (i) extend the final maturity of any Note or any portion thereof; (ii) reduce the rate or extend the time of payment of interest under any Notes; (iii) reduce the principal amount on any Notes; (iv) amend, modify or waive any provision of this Section 11; (v) reduce any percentage specified in, or otherwise modify, the definition of "Required Holders";(vi) consent to the assignment or transfer by the Company of any of its rights and obligations under (or in respect of) any Guarantee Agreement to which it is a party; or (vii) release the Company or the Guarantor from their obligations under the Guarantee Agreement; or (viii) to the extent the obligations have become secured by the property of the Company and the Guarantor, release all or substantially all of such property.

11.2 Subject to Subsection (1), no amendment or waiver of any provisions of any Guarantee Agreement, nor consent to any departure by the Company or the Guarantor or any other Person from such provisions, is effective unless in writing and approved by the Required Holders.

IN WITNESS WHEREOF this Agency Agreement has been duly executed by the parties on the date first written above.

SIGNED, SEALED AND DELIVERED BY
__________________________ in the presence of

___________________________________________
Name of Witness

___________________________________________
Address of Witness

___________________________________________

) ) ) ) ) ) ) ) ) ) ) )	___________________________________ SIGNATURE OF LENDER

SIGNED, SEALED AND DELIVERED BY
WILLIAM H. LAIRD, as Agent for the Lender in the presence of

___________________________________________
Name of Witness

___________________________________________
Address of Witness

___________________________________________

) ) ) ) ) ) ) ) ) ) ) )	_______________________________________ WILLIAM H. LAIRD, as Agent for the Lender

SCHEDULE "I"

GUARANTEE

THIS GUARANTEE made as of the day of September, 2003.

GRANTED BY:

VOICE MOBILITY INTERNATIONAL INC., a corporation incorporated under the laws of the State of Nevada, with its principal place of business at Suite 100, 4190 Lougheed Highway, Burnaby, B.C. V5C 6A8

(the "Guarantor")

TO:

WILLIAM H. LAIRD, a businessperson of PO Box 1022, Salmon Arm, BC, V1E 4P2

(the "Creditor")

WHEREAS:

A. Voice Mobility Inc. (the "Debtor") is a wholly owned subsidiary of the Guarantor.

B. Pursuant to several loan subscription agreements entered into between the Debtor and certain individuals (the "Lenders") dated September 9, 2003, the Lenders subscribed for and the Debtor issued promissory notes (the "Notes") to the Lenders that aggregate $● in the amounts as set out in Schedule "A" attached hereto.

C. The Guarantor has agreed that in the event that the Debtor does not pay the amounts owing under the Notes to the Lenders when due, or on demand of the Lenders where the Lenders are permitted to make such demand, the Creditor may make demand of the Guarantor under this Agreement to pay to the Creditor an amount necessary to allow the Debtor to make the required payment to the Lender.

NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the Guarantor) the Guarantor hereby covenants and agrees as follows:

This autonumbering uses the List Number styles (shortcut keys are Alt G1, Alt G2 etc.)

1. The Guarantor hereby guarantees that in the event the Debtor does not pay the amount owing under the Notes to the Lenders when due, or on demand of the Lenders where the Lenders are permitted to make such demand, the Guarantor will pay to the Creditor an amount necessary to allow the Creditor to make the required payment to the Lenders.

2. The Guarantor hereby guarantees payment to the Creditor of all reasonable costs and disbursements incurred by the Creditor in any actions or proceedings taken to recover such indebtedness (including all reasonable legal fees) whether or not legal proceedings are commenced.

3. The Creditor may grant extensions of time or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Debtor and the Guarantor and other parties and securities as the Creditor may see fit, and may apply all monies received from the Debtor, the Guarantor or others, or from securities, upon such part of the Debtor's liability as it may think best, without prejudice to or in any way limiting or lessening the liability of the Guarantor under this guarantee.

4. The Creditor shall not be bound to exhaust its recourse against the Debtor or any other parties or any securities it may hold before being entitled to payment from the Guarantor under this guarantee.

5. All cancelled Notes shall be accepted by the Guarantor as conclusive evidence that the Debtor has repaid to the Lenders or the Creditor the balance under the Notes.

6. Should the Creditor receive from the Guarantor a payment or payments in full or on account of the liability under this guarantee, the Guarantor shall not be entitled to claim repayment against the Debtor until the Creditor's claims against the Debtor under the terms of the Notes have been paid in full; and in case of the liquidation, winding-up or bankruptcy of the Debtor (whether voluntary or compulsory), the Creditor shall have the right to rank for its full claim and receive all dividends or other payments in respect thereof until its claim has been paid in full and the Guarantor shall continue liable, up to the amount guaranteed less any payments made by the Guarantor.

7. The Guarantor shall make payment to the Creditor of the amount of the Guarantor's liabilities hereunder within 30 days after demand therefor is made in writing and such demand shall be conclusively deemed to have been effectually made when an envelope containing it addressed to the Guarantor at the last address of the Guarantor known to the Creditor is delivered to the Guarantor or is deposited, postage prepaid and registered, in a Post Office in the City of Vancouver.

8. There are no representations, collateral agreements or conditions with respect to this instrument or affecting the Guarantor's liability hereunder other than as contained herein.

9. This instrument shall be governed by and interpreted in accordance with the laws of British Columbia and the Guarantor agrees that any legal suit, action or proceedings arising out of or relating to this instrument may be instituted in the courts of that province, and the Guarantor hereby accepts and irrevocably submits to the jurisdiction of the said courts and acknowledges their competence and agrees to be bound by any judgement thereof, provided that nothing herein shall limit the Creditor's right to bring proceedings against the Guarantor elsewhere.

10. No change in the constitution or composition of the Creditor or any successor or assign of the Creditor shall affect or impair the obligations of the Guarantor hereunder or any of the Creditor's, its successors and assigns, rights against the Guarantor, notwithstanding law, statute or rule to the contrary.

11. This instrument shall be binding upon the Guarantor, its successors, administrators and assigns and shall enure to the benefit of the Creditor and its successors and assigns.

IN WITNESS WHEREOF the Guarantor has executed this guarantee as of the day and year first above written.

VOICE MOBILITY INTERNATIONAL, INC.

Per: _____________________________
Authorized Signatory